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                                   23.(d)(33)
     Form of Sub-Advisory Agreement - Transamerica Strategic Selection Fund

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                                     FORM OF
                             SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement dated [__], 2007 ("Agreement") is entered by and between Transamerica Investment Management, LLC, a Delaware limited liability company (the "Sub-Adviser"), and Transamerica Fund Advisors, Inc., a Florida corporation ("TFAI"), investment adviser for AEGON/Transamerica Series Trust ("ATST"), a Delaware statutory trust of the series type registered under the Investment Company Act of 1940 ("1940 Act") as an open-end management investment company;

WHEREAS, TFAI has entered into an Investment Advisory Agreement dated as of January 1, 1997, as amended ("Advisory Agreement") with ATST to provide investment advisory services to Transamerica Strategic Selection Fund (the "Asset Allocation Portfolio");

WHEREAS, TFAI wishes to retain the Sub-Adviser in providing asset allocation services to the Asset Allocation Portfolio and the Sub-Adviser is willing to provide such services upon the terms and conditions and for the compensation set forth below; and

WHEREAS, the Sub-Adviser is an investment adviser registered as such with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940 ("Advisers Act").

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

Services

a.   In General:

     For purposes of this Agreement, the Sub-Adviser shall provide the following services:

          - Consistent with the investment objectives, policies and restrictions applicable to the Asset Allocation Portfolio as stated in the then-current Asset Allocation Portfolio's registration statement, the Sub-Adviser will direct the asset allocation strategy and the investment decisions to implement such strategy for the Asset Allocation Portfolio.

          - From certain series of ATST as listed herein on Schedule A, the Sub-Adviser will use its methodology to decide in which of those series the Asset Allocation Portfolio will in turn invest ("Underlying Portfolios").

          - The Sub-Adviser will communicate to ATST's custodian (as identified in the prospectus) trade instructions that are a result of its investment decisions, including rebalancing/reallocation determinations.

          - The Sub-Adviser will work with TFAI and ATST to assist in the preparation of marketing materials as more fully explained in the Advertising Standards section of this Agreement regarding the Sub-Adviser's specific role with respect to the services provided.

          - The Sub-Adviser will provide mutually-agreed upon permissible marketing support in conjunction with this Agreement as more fully explained in the Advertising Standards section of this Agreement.

          - The Sub-Adviser will furnish to TFAI and ATST's Board of Trustees ("Board") periodic and special reports (including any statistical information) on the investment performance of the Asset Allocation Portfolio and on the performance of its obligations under this Agreement and will supply such additional reports and information as ATST's officers or Board reasonably request, and it will cause its officers to attend meetings, either in person or via teleconference, of the Board and furnish such oral or written reports as the Board or officers of ATST reasonably request. TFAI or ATST's Board of Trustees will provide the Sub-Adviser with at least 15 business days advance written notice of such requests.

The Sub-Adviser is solely responsible for the foregoing services, and it understands and agrees that TFAI is not responsible for, and will not review, the day-to-day investment activities of the Sub-Adviser with respect to the Asset Allocation Portfolio.

The Sub-Adviser will not vote proxy statements of the Underlying Portfolios that the Asset Allocation Portfolio may receive. Such proxy statements will be voted by TFAI, in accordance with the then-current proxy voting policies and procedures of ATST.

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b.   Non-Public Information:

To provide services under this Agreement, the Sub-Adviser obtains from ATST's custodian, TFAI or its affiliates information concerning portfolio holdings of the Underlying Portfolios that may be deemed to be material and non-public ("Confidential Information"). The Sub-Adviser represents, warrants and agrees that any Confidential Information will be used by the Sub-Adviser solely for purposes of the Sub-Adviser's analysis and/or provision of services to the Asset Allocation Portfolio pursuant to this Agreement. The Sub-Adviser represents, warrants and agrees that it shall not disclose any Confidential Information provided to the Sub-Adviser or its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants) (the "Representatives"), except as otherwise provided herein. The Sub-Adviser represents, warrants and agrees that it will not share or use the Confidential Information in any manner contrary to this Agreement or applicable law. The Sub-Adviser further represents, warrants and agrees to limit access to the Confidential Information to its Representatives who on a need to know basis, are
(1) authorized to have access to the Confidential Information, and (2) subject to confidentiality obligations, no less restrictive than the confidentiality obligations contained in this Agreement.

Proprietary Methodology

TFAI agrees not to strip out data, methodology, and/or other intellectual property contained within the services furnished by the Sub-Adviser, or use it for any purpose contrary to the terms and intent of this Agreement.

Compensation

For its services to the Asset Allocation Portfolio, the Sub-Adviser receives no compensation.

Representations, Warranties and Undertakings

The Sub-Adviser represents and warrants that: (i) the services that it provides to TFAI pursuant to this Agreement are formulated independently and that such services are rendered in the best interest of the Asset Allocation Portfolio, and without the input of TFAI or any affiliate thereof; (ii) it, and its officers, directors, employees, associated persons and agents, possess all necessary licenses and registrations to enter into and perform this Agreement;
(iii) with respect to its performance of the obligations arising under this Agreement, it complies in all material respects with all applicable laws, rules and regulations, including but not limited to the 1940 Act, the Advisers Act;
(iv) it will manage the Asset Allocation Portfolio so that it will qualify, and continue to qualify, as a regulated investment company under subchapter M of the Internal Revenue Code of 1986 (the "Code") and regulations issued thereunder;
(v) it treats confidentially and as proprietary information of the Asset Allocation Portfolio all records and information relative to that portfolio, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by ATST, which approval shall not be unreasonably withheld and may not be withheld if the Sub-Adviser has received a regulatory or judicial order requesting such information, or when so requested by ATST; and
(vi) it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and 204A-1 under the Advisers Act and, if it has not already done so, it will provide TFAI and ATST with a copy of such code of ethics, together with evidence of its adoption for review and approval by the Board. The Sub-Adviser hereby agrees to indemnify TFAI, ATST, their officers, trustees/directors, employees, associated persons, agents and control persons, against any damages, losses, penalties, fines, fees or expenses (including reasonable attorney fees) resulting from any material breach of the Sub-Adviser's representations and warranties set forth above.

TFAI represents and warrants that: (i) it, and its officers, directors, employees, associated persons and agents, possess all necessary licenses and registrations to enter into and perform this Agreement; and (ii) it complies in all material respects with all applicable laws, rules and regulations, including but not limited to the 1940 Act, the Advisers Act and the Code; (iii) except as provided herein, the Sub-Adviser has no responsibility for the organization and operation of the Asset Allocation Portfolio or for ensuring compliance with all applicable laws and/or regulations relating to ATST and the Asset Allocation Portfolio; (iv) the Order under Section 6(c) of the 1940 Act issued August 5, 1998 and entitled "In the Matter of WRL Series Fund, Inc. and WRL Investment Management, Inc." is in full force and effect and has not been revoked, all conditions therein have been met with respect to this Agreement, and said Order provides exemption from the requirement that this Agreement be approved by a vote of the shareholders of the Asset Allocation Portfolio in accordance with the requirements of the 1940 Act and (v) it has received a copy of the Sub-Adviser's Form ADV Part II. TFAI hereby agrees to indemnify the Sub-Adviser, its officers, directors, employees, associated persons, agents and control persons, against any damages, losses, penalties, fines, fees or expenses (including reasonable attorney fees) resulting from any material breach by TFAI of such representations and warranties.

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Recordkeeping, Notification, Regulatory Approval and Provision of Certain
Documents

The Sub-Adviser agrees to maintain such books and records with respect solely to its services as stated herein as are required by Rule 31a-1(f) of the 1940 Act, and to preserve such records for the periods and in the manner required by Rule 31a-3. The Sub-Adviser also agrees that such records it maintains and preserves relating to services as stated herein are the property of ATST, with the exception of books and records that the Sub-Adviser must maintain solely pursuant to Rule 204 of the Investment Advisers Act of 1940, and that copies will be surrendered promptly to ATST upon request, provided, however, that ATST shall have no ownership interest in any records that include information, data, or other material proprietary to the Sub-Adviser or any of its affiliates. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Asset Allocation Portfolio are being conducted in accordance with applicable laws and regulations.

The Sub-Adviser will immediately notify TFAI and ATST in writing in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from rendering products and services pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority.

TFAI will immediately notify the Sub-Adviser in writing in the event that TFAI or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents it from complying with its duties and obligations under this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority that affects its ability to comply with its duties and obligations under this Agreement.

TFAI will furnish to the Sub-Adviser copies of the following documents and will furnish to the Sub-Adviser future material amendments and supplements to such documents, if any, as soon as practicable after such documents become available:
(i) the charter documents of ATST; (ii) certified resolutions of the Board authorizing the appointment of TFAI and the Sub-Adviser and approving the Advisory Agreement and this Agreement; (iii) the ATST registration statement under the 1940 Act and the Securities Act of 1933 on Form N-1A, as filed with the SEC; (iv) a copy of publicly available financial statement or report prepared for ATST by certified or independent public accountants. TFAI will also furnish to the Sub-Adviser any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

Advertising Standards Applicable

The Sub-Adviser will assist TFAI in TFAI's development of appropriate marketing materials with respect to the Asset Allocation Portfolio. TFAI will be responsible for any and all production, shipping and other like charges relating to these TFAI marketing materials. The details of these arrangements will be mutually agreed upon by the parties.

TFAI agrees that it or its affiliates will submit all marketing material subject to this Agreement to NASD Advertising Regulation ("NASD") for review, as required by the rules of NASD. TFAI agrees to use its best efforts to submit or cause the submission of all marketing material relating to the Asset Allocation Portfolio to the NASD ten days prior to first use. TFAI or its affiliates shall be responsible for maintaining all records relating to marketing material, as required by NASD.

Financial Reports

TFAI shall furnish to the Sub-Adviser quarterly financial reports detailing the assets under management for the Asset Allocation Portfolio.

Liability and Indemnification

Unless otherwise provided herein, the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by TFAI, ATST, or the shareholders of ATST in connection with the matters to which this Agreement relates, except that nothing herein shall protect the Sub-Adviser from any liability to TFAI, ATST, or the shareholders of ATST resulting from a breach of fiduciary duty by the Sub-Adviser under the 1940 Act and other applicable laws and regulations with respect to the receipt of compensation for services or from the willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

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The Sub-Adviser shall indemnify and hold harmless TFAI from any and all third party claims, losses, expenses, obligations and liabilities (including reasonable attorneys' fees) which arise or result from the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Sub-Adviser's reckless disregard of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by TFAI.

Contract Approval and Termination

This Agreement shall become effective upon its approval by ATST's Board of Trustees ("Board"), including a majority of the Trustees who are not interested persons (for regulatory purposes) ("Independent Board Members"), by a vote cast in person at a meeting called for the purposes of voting on such approval. Unless sooner terminated as provided herein, this Agreement shall continue for an initial term of up to two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such continuance, and (b) by the Board or by vote of a majority of the outstanding voting securities (for regulatory purposes) of the Asset Allocation Portfolio; provided, however, that this Agreement may be terminated at any time without the payment of any penalty, on 60 days' written notice to TFAI and/or the Sub-Adviser, as appropriate, by (i) the pertinent Board, on behalf of the Asset Allocation Portfolio; (ii) vote of a majority of the outstanding voting securities of the Asset Allocation Portfolio; (iii) TFAI; or (iv) the Sub-Adviser. This Agreement will also immediately terminate in the event of its assignment as defined by the 1940 Act.

Notices

     Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses delivery service, or facsimile to the parties at the address below:

     If to TFAI:

        Transamerica Fund Advisors, Inc.
        570 Carillon Parkway
        St. Petersburg, FL 33716
        Attn: Dennis P. Gallagher
        Telephone: (727) 299-1821
        Fax: (727) 299-1832

     If to ATST:

        AEGON/Transamerica Series Trust
        570 Carillon Parkway
        St. Petersburg, FL 33716
        Attn: Dennis P. Gallagher
        Telephone: (727) 299-1821
        Fax: (727) 299-1832

     If to the Sub-Adviser:

        Transamerica Investment Management, LLC
        11111 Santa Monica Boulevard, Suite 820
        Los Angeles, CA 90025
        Attn: Geoffrey Edelstein
        Telephone: (310) 996-3234
        Fax:  (213) 742-4033

Amendment of Agreement

No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and an amendment of this Agreement shall be effective until approved by the affirmative vote of a majority of the Trustees, including a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on the approval of such amendment. An amendment shall require a vote of a majority of the outstanding voting securities of the Asset Allocation Portfolio, to the extent required by the 1940 Act and the rules thereunder.

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Governing Law

This Agreement shall be construed in accordance with the laws of Delaware without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

Captions

The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Entire Agreement

This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

Confidentiality

The Sub-Adviser will maintain the strictest confidence regarding the business affairs of ATST. Written reports furnished by the Sub-Adviser to ATST or TFAI will be treated by such entities as confidential and for the exclusive use and benefit of ATST except as disclosure may be required by applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA FUND ADVISORS, INC.


By:
    -----------------------------------
Name: Dennis P. Gallagher
Title: Senior Vice President,
       General Counsel & Secretary


TRANSAMERICA INVESTMENT MANAGEMENT, LLC


By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

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                                   SCHEDULE A

-    Transamerica Balanced

-    Transamerica Convertible Securities

-    Transamerica Equity

-    Transamerica Growth Opportunities

-    Transamerica Money Market

-    Transamerica Small/Mid Cap Value

-    Transamerica U.S. Government Securities

-    Transamerica Value Balanced